Exhibit 99.1

SMSC Appoints Kris Sennesael as Vice President & Chief Financial Officer

Hauppauge, New York – December 10, 2008 – SMSC (Nasdaq: SMSC) today announced the appointment of Kris Sennesael as Vice President & Chief Financial Officer (CFO) of SMSC, effective January 5, 2009. Mr. Sennesael’s responsibilities will include all financial and information systems functions, including accounting, strategic planning, forecasting, investor relations, risk management and treasury.

“We are pleased to welcome Kris as a member of our senior management team,” said Christine King, President & Chief Executive Officer of SMSC. “Kris is an outstanding executive skilled in the financial and strategic aspects of international semiconductor operations. His expertise in leading operations finance, capital market investment and M&A activities will help drive the execution of our business plan and position SMSC for future growth.”

“I am anxious to join SMSC at this exciting time in its growth transition,” said Kris Sennesael. “The fundamentals of this company are extremely strong and will open up opportunities for strategic growth. I look forward to providing financial leadership to the SMSC team, enhancing our financial disciplines and strategies as we seek to drive higher levels of performance and value creation.”

Prior to joining SMSC, Kris Sennesael served as Vice President, Operations Finance at ON Semiconductor Corporation (ON Semiconductor), a multi-billion dollar semiconductor supplier, and served in the same role at AMI Semiconductor, Inc. (AMIS), prior to the company’s merger with ON Semiconductor. During his tenure at AMIS, he also served as Vice President of Finance and Chief Financial Officer, Europe. Earlier, Mr. Sennesael was Chief Financial Officer of Alcatel Microelectronics (Belgium) and Chief Financial Officer of Alcatel Russia.

Mr. Sennesael earned a Bachelor and Master degree in Economics from The University of Ghent, Ghent, Belgium and a Master degree in Financial Management from The Vlerick Management School, Ghent, Belgium.

Forward Looking Statements:
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations; commodity prices; potential investment losses as a result of liquidity conditions; the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com